Exhibit 1.1

REYNOLDS AMERICAN INC.

$450,000,000 1.050% Senior Notes due 2015

$1,100,000,000 3.250% Senior Notes due 2022

$1,000,000,000 4.750% Senior Notes due 2042

guaranteed by

the Guarantors listed on Schedule 1 hereto

UNDERWRITING AGREEMENT

Underwriting Agreement

October 24, 2012

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10079

As Representatives of the several Underwriters listed in Schedule 2 hereto

Ladies and Gentlemen:

Reynolds American Inc., a North Carolina corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 2 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $450,000,000 principal amount of its 1.050% Senior Notes due 2015 (the “2015 Notes”), $1,100,000,000 principal amount of its 3.250% Senior Notes due 2022 (the “2022 Notes”) and $1,000,000,000 principal amount of its 4.750% Senior Notes due 2042 (the “2042 Notes,” and together with the 2015 Notes and the 2022 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of May 31, 2006 (the “Base Indenture”) among the Company, the guarantors listed therein, and The Bank of New York Mellon (formerly The Bank of New York), as trustee (the “Trustee”), as supplemented as of the date hereof by the First Supplemental Indenture, dated as of September 30, 2006, and the Second Supplemental Indenture, dated as of February 6, 2009, (collectively, the “Supplemental Indentures” and together with the Base Indenture, the “Indenture”).

The Company’s obligations under the Indenture and the Securities will be unconditionally guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors listed in Schedule 1 hereto (collectively, the “Guarantors”).

Each of the Company and the Guarantors hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.	Registration Statement

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-167129), including a prospectus, relating to the offer and sale of certain securities, including the Securities. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, if applicable, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the most recent effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated October 24, 2012, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.

2.	Purchase of the Securities by the Underwriters

(a) The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement and the Guarantors agree to guarantee the Securities pursuant to the terms of the Indenture, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of the 2015 Notes, the 2022 Notes and the 2042 Notes set forth opposite such Underwriter’s name in Schedule 2 hereto at a price equal to 99.509% of the principal amount of the 2015 Notes, 99.214% of the principal amount of the 2022 Notes and 98.224% of the principal amount of the 2042 Notes, in each case, plus accrued interest, if any, from October 31, 2012 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b) The Company and each Guarantor understand that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms and conditions set forth in the Prospectus. The Company and each Guarantor acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(c) Payment for and delivery of the Securities will be made at the offices of McGuireWoods LLP, 201 North Tryon Street, Suite 3000, Charlotte, North Carolina 28202, at 10:00 a.m., Eastern Time, on October 31, 2012, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(d) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company (the “DTC”), for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(e) The Company and each Guarantor acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, any Guarantor or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, any Guarantor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company and the Guarantors with respect thereto. Any review by the Underwriters of the Company, any Guarantor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company, any Guarantor or any other person.

3.	Representations and Warranties of the Company and the Guarantors

The Company and each Guarantor, jointly and severally, represent and warrant to each Underwriter that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each of the Guarantors makes no representation and warranty with respect to (i) that part of the Preliminary Prospectus that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and each of the Guarantors make no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) Issuer Free Writing Prospectus. The Company and each Guarantor (including their agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or any Guarantor or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting the Time of Sale

Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) Financial Statements. The financial statements and the related schedules and notes thereto included or incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of operations and the changes in cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby (except as set forth therein); and the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information has been derived from the accounting records of the Company and its subsidiaries, and presents fairly, in all material respects, the information shown thereby. The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g) No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, results of operations of the Company and its subsidiaries taken as a whole; and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(h) Organization and Good Standing. The Company and each Guarantor have been duly organized, are validly existing and in good standing under the laws of their respective jurisdictions of organization, have the necessary power and authority to own property and to conduct their respective businesses as described in each of the Registration Statement, the Prospectus and the Time of Sale Information and are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their respective businesses or their respective ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of the Company and its subsidiaries, taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”). The subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 include the only significant subsidiaries of the Company.

(i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and the Time of Sale Information under the heading “Capitalization;” and all the outstanding shares of capital stock or other equity interests of the Company and each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares and except as otherwise described in the Registration Statement, the Prospectus and the Time of Sale Information) and, with respect to each subsidiary of the Company, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(j) Due Authorization. The Company and each Guarantor have the full right, power and authority to execute and deliver this Agreement and the Securities (including each related Guarantee) (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents by the Company and each Guarantor and the consummation of the transactions contemplated hereby and thereby has been duly and validly taken.

(k) The Indenture. The Base Indenture and each Supplemental Indenture have been duly authorized by the Company and each Guarantor, as applicable, and the Indenture constitutes the valid and legally binding agreement of the Company and each Guarantor enforceable against the Company and each Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulation of the Commission applicable to an indenture that is qualified thereunder .

(l) The Securities and the Guarantees. The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; the Guarantee of each Guarantor pursuant to the Indenture has been duly authorized by the applicable Guarantor and when the Securities underlying such Guarantee have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for and delivered in accordance with this Agreement, will constitute the valid and legally binding obligation of the applicable Guarantor enforceable against such Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and entitled to the benefits of the Indenture.

(m) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor and constitutes a valid and legally binding agreement of the Company and each Guarantor.

(n) Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Time of Sale Information.

(o) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(p) No Conflicts. The execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(q) No Consents Required. Assuming the accuracy of the Underwriters’ representations and warranties contained herein and their compliance with the agreements herein, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of its subsidiaries with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(r) Legal Proceedings. There are no legal, governmental or regulatory proceedings pending or, to the Company’s knowledge, threatened to which the Company or any of its subsidiaries is or may be a party or to which any of their properties is subject other than proceedings accurately described in all material respects in, or incorporated by reference into, each of the Registration Statement, the Prospectus and the Time of Sale Information and proceedings that would not have a Material Adverse Effect on the power or ability of the Company or any Guarantor to perform its obligations under the Transaction Documents or the Indenture or to consummate the transactions contemplated by each of the Registration Statement, the Prospectus and the Time of Sale Information.

(s) Environmental Laws. The Company and each of its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its respective business and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as described in each of the Registration Statement, the Prospectus and the Time of Sale Information or except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect, except as described in each of the Registration Statement, the Prospectus and the Time of Sale Information

(t) Independent Accountants. KPMG LLP, who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board, and as required by the Securities Act.

(u) Investment Company Act. None of the Company or any of its subsidiaries is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Prospectus and the Time of Sale Information, will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).

(v) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Prospectus and Time of Sale Information, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Prospectus and Time of Sale Information, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where such nonrenewal would not, individually or in the aggregate, have a Material Adverse Effect.

(w) Controls and Procedures. The Company maintains: (i) a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) and (ii) disclosure controls and procedures (as such term is defined in Rule 13a-15(e) that, in each case, comply with the requirements of the Exchange Act. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. There are no material weaknesses in the Company’s internal control over financial reporting.

(x) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, or the U.K. Bribery Act 2010 or similar law of any relevant jurisdiction; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(y) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z) Sanctions. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is, or is directly or indirectly controlled by, an individual or entity that is, (A) the subject of any sanctions (i) administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury and the Foreign and Commonwealth Office of the United Kingdom, or other relevant sanctions authority, or (ii) pursuant to the U.S. Iran Sanctions Act, as amended (collectively, the “Sanctions”), or (B) located or organized within, or doing business or operating from, a country or territory that is, or whose government is, the subject of Sanctions (including without limitation, Myanmar (Burma), Cuba, Iran, Libya, North Korea, Sudan and Syria). The Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund any activities or business of or with any person or entity, or in any country or territory, that, at the time of such funding, is the subject of Sanctions.

(aa) No Broker’s Fees. None of the Company or any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(bb) No Stabilization. None of the Company, any Guarantor nor any of its or their affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(cc) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(dd) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data as disclosed in the Registration Statement, the Prospectus and Time of Sale Information is not based on or derived from sources that are reliable and accurate in all material respects.

(ee) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(ff) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

4.	Further Agreements of the Company and the Guarantors

The Company and each Guarantor jointly and severally covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b) Delivery of Copies. The Company and the Guarantors will deliver to the Underwriters as many copies of the Registration Statement, the Prospectus and the Time of Sale Information (including all amendments and supplements thereto) as the Representatives may reasonably request.

(c) Amendments or Supplements. Before finalizing the Prospectus or making or distributing any amendment or supplement to any of the Preliminary Prospectus, the Time of Sale Information or the Prospectus or filing with the Commission any document that will be incorporated by reference therein, the Company and the Guarantors will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Prospectus, amendment, supplement or document, and will not distribute any such proposed Prospectus, amendment or supplement or file any such document with the Commission (unless so required by law) to which the Representatives reasonably object.

(d) Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, filing or referring to any Issuer Free Writing Prospectus that constitutes an offer to sell or a solicitation of an offer to buy the Securities (other than written communications that are listed on Annex A hereto and the Prospectus), the Company and the Guarantors will furnish to the Representatives and counsel for the Underwriters a copy of such proposed Issuer Free Writing Prospectus for review and will not use, authorize, approve or refer to any such Issuer Free Writing Prospectus to which the Representatives reasonably object.

(e) Notice to the Representatives. The Company and the Guarantors will advise the Representatives promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Preliminary Prospectus, the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Preliminary Prospectus, the Time of Sale Information or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Preliminary Prospectus, Time of Sale Information or the Prospectus is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company or the Guarantors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and the Guarantors will use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Preliminary Prospectus, the Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use their reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(f) Ongoing Compliance. (1) If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) in this Section 4, file with the Commission and furnish to the Underwriters, and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus, or such documents to be filed with the Commission and incorporated by reference in the Prospectus, as may be necessary so that the statements in the Prospectus, as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law, and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information so that any of the Time of Sale Information will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantors will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) in this Section 4, furnish to the Underwriters such amendments or supplements to any of the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading.

(g) Blue Sky Compliance. The Company and the Guarantors will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the distribution of the Securities; provided that neither the Company nor any Guarantor shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) Clear Market. During the period from the date hereof through the Closing Date, neither the Company nor any Guarantor will, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, or announce the offering of, any debt securities substantially similar to the Securities or securities convertible into such debt securities issued or guaranteed by the Company or the Guarantors.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, Prospectus and the Time of Sale Information under the heading “Use of Proceeds.”

(j) DTC. The Company and the Guarantors will assist the Underwriters in arranging for the Securities to be eligible for clearance and settlement through DTC.

(k) No Stabilization. Neither the Company nor any Guarantor will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) Filing of Exchange Act Documents. The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

5.	Certain Agreements and Representations of the Underwriters

Each Underwriter hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation of the Company or any Underwriter to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”). Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of the Company; provided, however, that in the case of a term sheet conveying final pricing terms, such term sheet shall contain no “issuer information” (as defined in Rule 433) that is not included in Annex B or was not included in the Prospectus or a previously filed Issuer Free Writing Prospectus (other than ratings assigned to the Securities by credit rating agencies).

6.	Conditions of Underwriters’ Obligations

The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the reasonable judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Prospectus and the Time of Sale Information.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each of the Guarantors who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Registration Statement, the Prospectus and the Time of Sale Information and, to the knowledge of such officer, the representations set forth in Section 3(b) or 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above (such officer need not certify as to the judgment of the Representatives with respect to paragraph (c) above); provided that such certification shall be made solely in such officer’s capacity as an officer of the Company and not as an individual.

(f) Company Comfort Letters. On the date of this Agreement and on the Closing Date, KPMG LLP shall have furnished to the Representatives, at the request of the Company and the Guarantors, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Opinion and 10b-5 Statement of Counsel for the Company and the Guarantors. Kilpatrick Townsend & Stockton LLP, counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company and the Guarantors, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h) Opinion of McDara P. Folan, III. McDara P. Folan, III, Senior Vice President, Deputy General Counsel and Secretary of the Company, shall have furnished to the Representatives, at the request of the Company and the Guarantors, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D hereto.

(i) Opinion of Special New Mexico Counsel. Betzer, Roybal & Eisenberg P.C., special counsel for the Santa Fe Natural Tobacco Company, Inc., shall have furnished to the Representatives, at the request of the Company and the Guarantors, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E hereto.

(j) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of McGuireWoods LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and each of the Guarantors in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(m) DTC. The Securities shall be eligible for clearance and settlement through DTC.

(n) Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.	Indemnification and Contribution

(a) Indemnification of the Underwriters. The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all reasonable losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company and the Guarantors in writing by such Underwriter through the Representatives expressly for use therein.

(b) Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, their respective directors, their respective officers and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any of the Registration Statement, the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus or any Time of Sale Information; it being understood that the only such information consists of the following information in the Prospectus: (i) the list of Underwriters immediately after the first paragraph under the heading “Underwriting (Conflicts of Interest)”, (ii) the last sentence in the fourth paragraph under the heading “Underwriting (Conflicts of Interest)”, (iii) the first paragraph under the sub-heading “Underwriting (Conflicts of Interest)—Discounts”, (iv) the third sentence under the sub-heading “Underwriting (Conflicts of Interest)—New Issue of Notes”, and (v) the first paragraph, second paragraph and (except to the extent any statement is with respect to the Company) the third paragraph under the sub-heading “Underwriting (Conflicts of Interest)—Short Positions”.

(c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve such Indemnifying Person from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred upon the receipt by the Indemnifying Person of an invoice therefor. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred upon the receipt by the Indemnifying Person of an invoice therefor. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, the Guarantors, their respective directors, their respective officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company and the Guarantors. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall have received notice of the terms of such settlement at least 10 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim subject to the receipt by the Indemnifying Person of an invoice therefor. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.	Effectiveness of Agreement

This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.	Termination

This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Guarantors, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; (iv) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Registration Statement, the Prospectus and the Time of Sale Information.

10.	Defaulting Underwriter

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus and Time of Sale Information or in any other document or arrangement, and the Company agree to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus and the Time of Sale Information that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 2 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company or the Guarantors.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Guarantors or any non-defaulting Underwriter for damages caused by its default.

11.	Payment of Expenses

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing of and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the Financial Industry Regulatory Authority; and (ix) all expenses incurred by the Company and the Guarantors in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement other than Section 10, the Company and the Guarantors jointly and severally agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel upon the receipt by the Company of an invoice therefor) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.	Persons Entitled to Benefit of Agreement

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.	Survival

The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Underwriters.

14.	Certain Defined Terms

For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.	Miscellaneous

(a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by Citigroup Global Markets Inc. or J.P. Morgan Securities LLC on behalf of the Underwriters, and any such action taken by Citigroup Global Markets Inc. or J.P. Morgan Securities LLC shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (Fax No.: 212-816-7912), Attention: General Counsel; and c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (Fax No.: 212-270-1083), Attention: High Grade Syndicate Desk. Notices to the Company and the Guarantors shall be given to them at Reynolds American Inc., 401 North Main Street, Winston-Salem, North Carolina 27101 (Fax No.: 336-741-2998), Attention: General Counsel.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[signature pages to follow]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

REYNOLDS AMERICAN INC.

By:	/s/ Daniel A. Fawley
Name:	Daniel A. Fawley
Title:	Senior Vice President and Treasurer

SANTA FE NATURAL TOBACCO COMPANY, INC., as Guarantor

By:	/s/ Daniel A. Fawley
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

R. J. REYNOLDS TOBACCO COMPANY, as Guarantor

By:	/s/ Daniel A. Fawley
Name:	Daniel A. Fawley
Title:	Treasurer

R. J. REYNOLDS TOBACCO CO., as Guarantor

By:	/s/ Daniel A. Fawley
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

REYNOLDS FINANCE COMPANY, as Guarantor

By:	/s/ Caroline M. Price
Name:	Caroline M. Price
Title:	President

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

REYNOLDS INNOVATIONS INC.,
as Guarantor

By:	/s/ Daniel A. Fawley
Name:	Daniel A. Fawley
Title:	Treasurer

CONWOOD HOLDINGS, INC., as Guarantor

By:	/s/ Daniel A. Fawley
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

AMERICAN SNUFF COMPANY, LLC, as Guarantor

By:	/s/ Daniel A. Fawley
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

ROSSWIL LLC, as Guarantor

By:	/s/ Daniel A. Fawley
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

R.J. REYNOLDS TOBACCO HOLDINGS, INC., as Guarantor

By:	/s/ Daniel A. Fawley
Name:	Daniel A. Fawley
Title:	Senior Vice President and Treasurer

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

R. J. REYNOLDS GLOBAL PRODUCTS, INC.,
as Guarantor

By:	/s/ Daniel A. Fawley
Name:	Daniel A. Fawley
Title:	Vice President and Treasurer

RAI SERVICES COMPANY, as Guarantor

By:	/s/ Daniel A. Fawley
Name:	Daniel A. Fawley
Title:	Senior Vice President and Treasurer

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

Accepted as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian Bednarsky
Name:	Brian Bednarsky
Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

For themselves and on behalf of the several

Underwriters listed in Schedule 2 hereto.

[SIGNATURE PAGE TO UNDERWRITING AGREEMENT]

SCHEDULE 1

GUARANTORS

Name	Jurisdiction of Formation
Santa Fe Natural Tobacco Company, Inc.	New Mexico
R. J. Reynolds Tobacco Company	North Carolina
R. J. Reynolds Tobacco Co.	Delaware
R. J. Reynolds Global Products, Inc.	Delaware
Reynolds Finance Company	Delaware
Reynolds Innovations Inc.	North Carolina
Conwood Holdings, Inc.,	Delaware
American Snuff Company, LLC	Delaware
Rosswil LLC	Delaware
R.J. Reynolds Tobacco Holdings, Inc.	Delaware
RAI Services Company	North Carolina

SCHEDULE 2

UNDERWRITERS

Underwriters	Principal Amount of 2015 Notes	Principal Amount of 2022 Notes	Principal Amount of 2042 Notes
Citigroup Global Markets Inc.	$78,750,000	$192,500,000	$175,000,000
J.P. Morgan Securities LLC	78,750,000	192,500,000	175,000,000
Morgan Stanley & Co. LLC	60,750,000	148,500,000	135,000,000
Goldman, Sachs & Co.	51,750,000	126,500,000	115,000,000
Mizuho Securities USA Inc.	51,750,000	126,500,000	115,000,000
Scotia Capital (USA) Inc.	51,750,000	126,500,000	115,000,000
RBC Capital Markets, LLC	18,000,000	44,000,000	40,000,000
Fifth Third Securities, Inc.	15,750,000	38,500,000	35,000,000
BNY Mellon Capital Markets, LLC	13,500,000	33,000,000	30,000,000
Credit Suisse Securities (USA) LLC	13,500,000	33,000,000	30,000,000
Wells Fargo Securities, LLC	13,500,000	33,000,000	30,000,000
The Williams Capital Group, L.P.	2,250,000	5,500,000	5,000,000

Total	$450,000,000	$1,100,000,000	$1,000,000,000

ANNEX A

Time of Sale Information

1.	Preliminary Prospectus Supplement dated October 24, 2012.

2.	Term Sheet containing the terms of the Securities, substantially in the form of Annex B.

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ANNEX B

Pricing Term Sheet

Issuer:	Reynolds American Inc.

Guarantors:	Santa Fe Natural Tobacco Company, Inc. / R. J. Reynolds Tobacco Company / R. J. Reynolds Tobacco Co. / Reynolds Finance Company / Reynolds Innovations Inc. / Conwood Holdings, Inc. / American Snuff Company, LLC / Rosswil LLC / R.J. Reynolds Tobacco Holdings, Inc. / R. J. Reynolds Global Products, Inc. / RAI Services Company

Security:	Senior Notes

Principal Amount:	$450,000,000	$1,100,000,000	$1,000,000,000

Maturity:	October 30, 2015	November 1, 2022	November 1, 2042

Coupon:	1.050%	3.250%	4.750%

Issue Price:	99.859%	99.864%	99.099%

Yield to Maturity:	1.098%	3.266%	4.807%

Spread to Benchmark Treasury:	+ 70 basis points	+ 150 basis points	+ 190 basis points

Benchmark Treasury:	0.250% October 15, 2015	1.625% August 15, 2022	3.000% May 15, 2042

Benchmark Treasury Price and Yield:	99-18 / 0.398%	98-23+ / 1.766%	101-26+ / 2.907%

Interest Payment Dates:	April 30 and October 30 commencing April 30, 2013	May 1 and November 1 commencing May 1, 2013	May 1 and November 1 commencing May 1, 2013

Redemption Provisions:	Make-whole call at T+15 basis points	Make-whole call at T+25 basis points	Make-whole call at T+30 basis points

Trade Date:	October 24, 2012	October 24, 2012	October 24, 2012

Settlement:	October 31, 2012 (T+5)	October 31, 2012 (T+5)	October 31, 2012 (T+5)

CUSIP/ISIN:	761713 AV8/ US761713AV81	761713 AX4/ US761713AX48	761713 AW6/ US761713AW64

Ratings*:	[Ratings Omitted]

Joint Book-Running Managers:	Citigroup Global Markets Inc. / J.P. Morgan Securities LLC / Goldman, Sachs & Co. / Mizuho Securities USA Inc. / Morgan Stanley & Co. LLC / Scotia Capital (USA) Inc.

Senior Co-Managers:	RBC Capital Markets, LLC / Fifth Third Securities, Inc.

Co-Managers:	BNY Mellon Capital Markets, LLC / Credit Suisse Securities (USA) LLC / Wells Fargo Securities, LLC / The Williams Capital Group, L.P.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus and prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1 (800) 831-9146 or J.P. Morgan Securities LLC collect at 1 (212) 834-4533.

B-1

ANNEX C

Form of Opinion and 10b-5 Statement of Kilpatrick Townsend and Stockton LLP,

Counsel for the Company and the Guarantors

(1) The Registration Statement is effective under the Securities Act. The Preliminary Prospectus and the Prospectus were filed with the Commission pursuant to Rule 424 under the Securities Act within the time periods specified for such filings. To our knowledge, no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or any other registrant and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.

(2) The Registration Statement and the Prospectus (other than the financial statements and other financial data included or incorporated by reference therein, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act.

(3) The Indenture, as supplemented, has been duly authorized, executed and delivered by the Company and each Guarantor and, assuming due execution and delivery thereof by the Trustee, constitutes the valid and legally binding agreement of the Company and the Guarantors enforceable against the Company and the Guarantors in accordance with its terms, subject to the Enforceability Exceptions; and the Indenture appears on its face to comply in all material respects with the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(4) The Securities, substantially in the form approved by the pricing committee, as authorized by the Audit and Finance Committee of the Board of Directors of the Company pursuant to authority delegated by the Board of Directors of the Company, have been duly authorized and executed by the Company and, when duly authenticated and delivered as provided in the Indenture and paid for as provided in the Underwriting Agreement, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture. Each Guarantee (other than the Guarantee of Santa Fe Natural Tobacco Company, Inc.) has been duly authorized and executed by the applicable Guarantor, and, assuming the due authorization, execution and delivery of the Guarantee of Santa Fe Natural Tobacco Company, Inc. and the due authentication, issuance and delivery of the Securities underlying the Guarantees as provided in the Indenture upon payment therefor in accordance with the Underwriting Agreement, each Guarantee (including the Guarantee of Santa Fe Natural Tobacco Company, Inc.) will constitute the valid and legally binding obligation of the applicable Guarantor enforceable against such Guarantor in accordance with its terms, subject to the Enforceability Exceptions, and entitled to the benefits of the Indenture.

(5) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(6) The statements made in the Time of Sale Information and the Prospectus under the captions “Description of the Notes” and “Description of the Debt Securities,” insofar as they purport to constitute summaries of certain terms of the Transaction Documents, fairly summarize such terms in all material respects.

(7) The statements in each of the Time of Sale Information and the Prospectus under the heading “Material United States Federal Income Tax Consequences,” to the extent they constitute summaries of law or regulation or legal conclusions, fairly summarize the matters described therein in all material respects.

(8) The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion), when filed with the Commission, appear on their face to comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(9) None of the Company or any Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(10) The execution, delivery and performance by the Company and the Guarantors of the Transaction Documents, the issuance and sale of the Securities and the Guarantees and compliance by the Company and the Guarantors with the terms of the Securities and the Guarantees and the consummation of the transactions contemplated by the Transaction Documents will not result in the violation of any law or statute of the State of New York that, in such counsel’s experience, are customarily applicable to transactions such as those contemplated by the Transaction Documents.

(11) No consent, approval, authorization, order, registration or qualification of or with any New York State governmental or regulatory authority, or to our knowledge, any New York State court, is required for the execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities and the Guarantees and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

Such counsel shall also state that they have participated in conferences with representatives of the Company and the Guarantors and with representatives of their independent accountants and counsel at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assumes no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above) and have made no independent check or verification thereof, subject to the foregoing, nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, nothing has come to the attention of such counsel to cause such counsel to believe that as of the Time of Sale, that the Time of Sale Information contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than in each case, the Statement of Eligibility and Qualification under the Trust Indenture Act on Form T-1 filed as an exhibit to the Registration Statement, the financial statements and other financial information contained or incorporated by reference therein, as to which such counsel need express no belief).

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and the Guarantors, and certificates of public officials that are furnished to the Underwriters.

The opinion of Kilpatrick Townsend and Stockton LLP shall be rendered to the Underwriters at the request of the Company and the Guarantors and shall so state therein.

ANNEX D

Form of Opinion of McDara P. Folan III

(1) The Company and each of the Guarantors (other than Santa Fe Natural Tobacco Company, Inc.) have been duly incorporated or formed, as the case may be, are validly existing and in good standing under the laws of their respective jurisdictions of organization, have the corporate or limited liability company power and authority, as the case may be, to own property and conduct their respective businesses as described in the Registration Statement, the Time of Sale Information and the Prospectus. The Company and each Guarantor are duly qualified to transact business and are in good standing in each jurisdiction in which the conduct of their respective businesses or their respective ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(2) The Company and each of the Guarantors (other than Santa Fe) have full right, power and authority to execute and deliver each of the Transaction Documents and to perform their respective obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(3) The execution, delivery and performance by the Company and the Guarantors of the Transaction Documents, the issuance and sale of the Securities and the Guarantees and compliance by the Company and the Guarantors with the terms of the Securities and the Guarantees and the consummation of the transactions contemplated by the Transaction Documents will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (b) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (c) result in the violation of any law or statute or, to the best of such counsel’s knowledge, any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (a) and (c) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(4) To the best of such counsel’s knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Guarantors of each of the Transaction Documents, the issuance and sale of the Securities and the Guarantees and compliance by the Company and the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as have been obtained under the Securities Act and the Trust Indenture Act and such as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(5) After due inquiry, such counsel does not know of legal, governmental or regulatory proceedings, pending or threatened to which the Company or any of its subsidiaries is or may be a party or to which any of their properties is or may be subject other than proceedings fairly summarized in all material respects in, or incorporated by reference into, the Registration Statement, Time of Sale

D-1

Information or Prospectus, exclusive of any proceedings that such counsel believes would not have a Material Adverse Effect on the power or ability of the Company or any Guarantor to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Time of Sale Information and the Prospectus.

(6) The descriptions in the Time of Sale Information and the Prospectus of statutes, legal, governmental and regulatory proceedings and contracts and other documents fairly summarize in all material respects such statutes, legal, governmental and regulatory proceedings and contracts and other documents.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and the Guarantors and certificates of public officials that are furnished to the Underwriters.

The opinion of McDara P. Folan, III, described above shall be rendered to the Underwriters at the request of the Company and the Guarantors and shall so state therein.

D-2

ANNEX E

Form of Opinion of Special New Mexico Counsel

(1) SFNTC is duly incorporated, validly existing and in good standing under the laws of the State of New Mexico and has full corporate power and authority to own property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus.

(2) SFNTC has the full right, power and authority to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, has been duly and validly taken.

(3) The Transaction Documents to which it is a party, including the Guarantee of SFNTC, have been duly authorized and executed by SFNTC.

E-1